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                                                                    EXHIBIT 5.01
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                        [Fenwick & West LLP Letterhead]

                               January 25, 2000

Keynote Systems, Inc.
2855 Campus Drive
San Mateo, California 94403

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-94651) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about January 14, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,462,500 shares of your Common Stock (the "Stock"), of which 3,750,000 shares are presently issued and outstanding and will be sold by certain selling shareholders (the "Selling Shareholders").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession;

     (4) the stock records that you have provided to us (consisting of a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of the December 31, 1999 and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated as of December 31, 1999 verifying the number of such issued and outstanding securities);

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (6) The Letter of Transmittal and Custody Agreement and Power of Attorney executed by each of the Selling Shareholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons
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Keynote Systems, Inc.
January 25, 2000
Page 2

executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 3,750,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable and that the up to 1,712,500 shares of Stock to be issued and sold by you, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.


                              Very truly yours,

                              /s/ Fenwick & West LLP

                              FENWICK & WEST LLP